As filed with the Securities and Exchange Commission on May 20, 1999
                                             Registration Statement No.
      Post-Effective Amendment No. 1 to Registration Statement No. 33-49851
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                        BELL ATLANTIC -- NEW JERSEY, INC.

                           ---------------------------

             (Exact Name of Registrant as Specified in Its Charter)

           New Jersey                                   22-1151770
(State or Other Jurisdiction of                      (I.R.S. Employer
 Incorporation or Organization)                    Identification Number)

        540 Broad Street                               Neil D. Olson
    Newark, New Jersey 07101                              Treasurer
         (973) 649-9900                         Bell Atlantic--New Jersey, Inc.
(Address, Including Zip Code,                     1095 Avenue of the Americas
     and Telephone Number,                          New York, New York 10036
     Including Area Code,                               (212) 395-1344
  of Registrant's Principal                  (Name, Address, Including Zip Code,
       Executive Offices)                      and Telephone Number, Including
                                               Area Code, of Agent for Service)

                                   Copies to:
              P. Alan Bulliner, Esq.                   Raymond W. Wagner, Esq.
Associate General Counsel and Corporate Secretary     Simpson Thacher & Bartlett
            Bell Atlantic Corporation                    425 Lexington Avenue
           1095 Avenue of the Americas                 New York, New York 10017
             New York, New York 10036

                           ---------------------------

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                    Proposed
                                                                     Maximum           Proposed Maximum
       Title of Each Class of               Amount To Be         Offering Price       Aggregate Offering          Amount of
     Securities To Be Registered          Registered(1)(3)        per Unit (2)             Price (2)         Registration Fee(3)
----------------------------------------------------------------------------------------------------------------------------------
Debt Securities......................       $300,000,000              100%               $300,000,000              $83,400
==================================================================================================================================

(1) Or, if the securities registered hereby are issued (i) with an initial offering price denominated in a foreign currency or currency unit, such amount as shall result in aggregate gross proceeds not in excess of $300,000,000 to the Registrant at the time of initial offering, or (ii) at an original issue discount, such greater amount as shall result in aggregate gross proceeds not in excess of $300,000,000 to the Registrant.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3) An aggregate amount of $50,000,000 of Debt Securities previously registered pursuant to Registration Statement No. 33-49851 is being included in the Prospectus filed with this Registration Statement. The Registrant previously paid a filing fee with respect to such Debt Securities in the amount of $15,625.

      Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus included in this Registration Statement is a combined Prospectus which also covers an aggregate remaining amount of $50,000,000 of Debt Securities previously registered under Registration Statement on Form S-3 (No. 33-49851). This Registration Statement is a new Registration Statement and also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-49851, and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933, as amended.

                           ---------------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. Registration statements relating to these securities have been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statements become effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.





                    Subject to completion, dated May 20, 1999

PROSPECTUS






                        BELL ATLANTIC -- NEW JERSEY, INC.

                                540 Broad Street
                            Newark, New Jersey 07101
                                 (973) 649-9900

                                  $350,000,000

                                 Debt Securities

                           ---------------------------

    We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                           ---------------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                           ---------------------------

                   This prospectus is dated           , 1999.

                                TABLE OF CONTENTS

About this prospectus.......................................................2
Where you can find more information about
   Bell Atlantic -- New Jersey..............................................2
The company.................................................................3
Ratios of earnings to fixed charges.........................................3
Use of proceeds.............................................................3
Description of debt securities..............................................3
Limitations on issuance of
   bearer debt securities...................................................9
Certain U.S. federal income tax
   consequences to non-U.S. persons.........................................9
Plan of distribution.......................................................10
Experts....................................................................11
Legal opinions.............................................................11


                              ABOUT THIS PROSPECTUS

      This prospectus is part of registration statements that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell the unsecured debt securities described in this prospectus in one or more offerings up to a total dollar amount of $350,000,000. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under "Where you can find more information about Bell Atlantic -- New Jersey".

                       WHERE YOU CAN FIND MORE INFORMATION
                                      ABOUT
                           BELL ATLANTIC -- NEW JERSEY

      We file annual, quarterly and current reports and other information with the SEC. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference

      o     our annual report on Form 10-K for the year ended December 31, 1998,

      o our quarterly report on Form 10-Q for the three months ended March 31, 1999, and

      o any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all the debt securities.


      You may request a copy of these filings at no cost, by writing or telephoning:

           Director -- Reporting and Consolidation
           Bell Atlantic Corporation
           47th Floor
           1717 Arch Street
           Philadelphia, PA  19103
           Telephone:  (215) 963-6360

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                   THE COMPANY

      We were incorporated in 1904 in the State of New Jersey.

      We are engaged in the business of providing telecommunications services in New Jersey. Since January 1, 1984, we have been a wholly owned subsidiary of Bell Atlantic Corporation ("Bell Atlantic Parent"), one of the regional holding companies formed by AT&T Corp. in connection with the court-ordered divestiture by AT&T of certain portions of its 22 wholly owned operating telephone companies.

      On August 14, 1997, Bell Atlantic Parent merged with NYNEX Corporation, another regional holding company formed by AT&T. As a result of the merger, NYNEX became a subsidiary of Bell Atlantic Parent, and NYNEX shareholders received 0.768 of a share of Bell Atlantic Parent's common stock for each share of NYNEX common stock.

      On July 28, 1998, Bell Atlantic Parent and GTE Corporation announced a planned merger of equals. As a result of this announcement, the long-term debt ratings of certain telephone subsidiaries of Bell Atlantic Parent, including ourselves, have been placed on "review for possible downgrade" by Moody's Investors Service Inc. and on "Credit Watch with negative implications" by Standard & Poor's Ratings Group. Duff & Phelps Credit Rating Co. has reaffirmed its long-term debt ratings of certain telephone subsidiaries of Bell Atlantic Parent, including ourselves.

                               RATIOS OF EARNINGS
                                TO FIXED CHARGES

      The following table shows our historical ratios of earnings to fixed charges of Bell Atlantic -- New Jersey for the periods indicated. The ratios of earnings to fixed charges for the years ended December 31, 1994-98 have been derived from audited financial statements and the ratio for the three months ended March 31, 1999 has been derived from unaudited financial statements.

        Three Months Ended              Years Ended December 31,
        ------------------         --------------------------------
          March 31, 1999           1998   1997   1996   1995   1994
        ------------------         --------------------------------
             9.09                  7.73   7.58   7.21   7.15   6.71



      For the purpose of this ratio:

             o earnings have been calculated by adding interest expense, the estimated interest portion of rentals and amortization of capitalized interest to income before the provision for income taxes, extraordinary items and cumulative effect of change in accounting principles; and

             o fixed charges are comprised of interest expense, the estimated interest portion of rentals and capitalized interest.


                                 USE OF PROCEEDS

      We will use the net proceeds that we receive from the sale of the debt securities offered by this prospectus and the accompanying prospectus supplement to repay short-term and/or long-term debt, to refinance outstanding long-term debt and/or for general corporate purposes. If we determine that it is in our best interest to refinance long-term debt, we would redeem or repurchase, in whole or in part, one or more debt issues identified in the particular prospectus supplement.

                         DESCRIPTION OF DEBT SECURITIES

      The debt securities will be issued under an Indenture, dated as of December 22, 1993, between Bell Atlantic -- New Jersey and First Union National Bank, as successor trustee. The Indenture provides for the issuance from time to time of debt securities in an unlimited dollar amount and an unlimited number of series.

      The following description of the terms of the debt securities summarizes the material terms that will apply to the debt securities. The description is not complete, and we refer you to the Indenture, a copy of which is an exhibit to the registration statements of which this prospectus is a part. For your reference, in several cases below we have noted the section in the Indenture that the paragraph summarizes. Capitalized terms have the meanings assigned to them in the Indenture. The referenced sections of the Indenture and the definitions of capitalized terms are incorporated by reference in the following summary.

      Under existing law, we are required to obtain state regulatory approval to issue long-term debt securities.

Specific terms of each series

      Each time that we issue a new series of debt securities, the prospectus supplement relating to that new series will specify the particular amount, price and other terms of those debt securities. These terms may include:

      o     the title of the debt securities;

      o     any limit on the total principal amount of the debt securities;

      o the date or dates on which the principal of the debt securities will be payable;

      o the interest rate or rates of the debt securities or their method of determination; the date or dates from which interest will accrue; the interest payment dates for the debt securities; and the regular record dates;

      o the place or places where the principal of and premium and interest on the debt securities will be paid;

      o the period or periods within which, the price or prices at which and the terms on which any of the debt securities may be redeemed, in whole or in part at our option;

      o the terms on which Bell Atlantic-- New Jersey would be required to redeem or purchase debt securities (1) pursuant to any sinking fund or similar provisions, (2) on the occurrence of certain events or
            (3) at the option of a holder of debt securities; and the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities will be so redeemed or purchased in whole or in part;

      o the denominations in which debt securities will be issued, if other than denominations of $1,000 and any whole multiple thereof;

      o the portion of the principal amount of the debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount; these debt securities are referred to as "OID debt securities" and are described below;

      o whether the debt securities will be registered debt securities or bearer debt securities, with or without interest coupons, or both; any restrictions on the offering, sale or delivery of bearer debt securities; and the terms on which bearer debt securities may be exchanged for registered debt securities and vice versa;

      o whether and under what circumstances we will pay additional amounts on any debt securities to any holder of debt securities who is not a U.S. person for taxes or similar charges that are withheld or deducted; and whether we will have the option to redeem these debt securities rather than pay additional amounts;

      o the currency or currencies, including composite currencies, in which payment of the principal of and premium and interest on any debt securities will be made, if other than U.S. dollars;

      o any other terms of the debt securities that are not inconsistent with the Indenture;

      o the form of debt securities, including legends that may be required by United States laws or regulations, the form of coupons or temporary global securities and the form of any certificates that may be required under the Indenture or under United States laws or regulations for the offering, sale, delivery or exchange of bearer debt securities; and

      o the extent to which any debt securities will be issued in temporary or permanent global form and the manner of making payments.

(section 2.02)

      We may issue debt securities as OID debt securities. OID debt securities bear no interest or bear interest at below-market rates and are sold at a discount below their stated principal amount. The prospectus supplement will contain any special tax, accounting or other information relating to OID debt securities or to certain other kinds of debt securities that may be offered, including debt securities linked to an index or payable in a currency or currencies other than U.S. dollars.

Ranking

      The debt securities will be unsecured and unsubordinated debt and will rank equally with all our other unsecured and unsubordinated debt.

Form and denomination

      We may issue debt securities of a series in fully registered form without coupons, in bearer form either with or without coupons or any combination of those forms. (section 2.02) The prospectus supplement will state whether the bearer debt securities may be exchanged for registered debt securities. The prospectus supplement will also state whether the debt securities will initially be issued in temporary form or in definitive form. (section 2.12)

      We will issue debt securities in denominations of $1,000 or multiples thereof, unless the prospectus supplement states otherwise. Bearer debt securities will not be delivered to U.S. persons.

Material covenants

      The Indenture includes the following material covenants.

      Lien on assets

      If we mortgage, pledge or otherwise subject to any lien the whole or any part of any property or assets which we now own or acquire in the future, then we will secure the debt securities to the same extent and in the same proportion as the debt or other obligation that is secured by that mortgage, pledge or other lien. The debt securities will remain secured for the same period as the other debt remains secured. This restriction does not apply, however, to any of the following:

      o     purchase-money mortgages or liens;

      o liens on any property or asset that existed at the time when we acquired that property or asset;

      o     any deposit or pledge to secure public or statutory obligations;

      o any deposit or pledge with any governmental agency required to qualify us to conduct our business, or any part of our business, or to entitle us to maintain self-insurance or to obtain the benefits of any law relating to workmen's compensation, unemployment insurance, old age pensions or other social security;

      o any deposit or pledge with any court, board, commission or governmental agency as security related to the proper conduct of any proceeding before it; or

      o any mortgage, pledge or lien on any property or asset of any of our affiliates, even if the affiliate may have acquired that property or asset from us.

(section 4.02)

      Limitation on merger, consolidation and sales of assets

      We may not consolidate with or merge into any other entity or transfer or lease our properties and assets substantially as an entirety to any person unless:

      o the successor assumes by supplemental indenture all our obligations under the debt securities and the Indenture; and

      o after giving effect to the transaction, there is no default under the Indenture.

      The surviving transferee or lessee corporation will be our successor, and, except in the case of a lease, we will be relieved of all obligations under the debt securities and the Indenture. (section 5.01)

      Possible waiver of certain covenants

      We will not be required to comply with the restrictive covenants described above under "Lien on assets" and "Limitation on merger, consolidation and some sales of assets", if the holders of at least a majority in principal amount of each series of outstanding debt securities affected by that covenant, acting as separate classes, waive compliance with it. (section 9.02)

Payment and paying agents

      Payments on registered debt securities

      We will pay principal of and premium and interest on registered debt securities in the designated currency or currency unit at the office of one or more paying agents as we designate from time to time. At our option, we may pay interest on registered debt securities by check mailed to the address of the person that appears in the security register. We will pay installments of interest on any registered debt security to the person in whose name the registered debt security is registered at the close of business on the regular record date for these payments. We will pay principal and premium on registered debt securities only against surrender of these debt securities. (sections 2.04 and 2.05)

      Payments on bearer debt securities

      We will pay principal of and premium and interest on bearer debt securities in the designated currency or currency unit at the offices of those paying agents outside the United States as we may designate from time to time. We will pay principal, original issue discount, if any, and premium on bearer debt securities only against surrender of these debt securities, and we will pay interest on bearer debt securities with coupons only against surrender of the coupon relating to the particular interest payment date. (section 2.05)

      We will not make a payment on any bearer debt security at our office or agency in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. However, we will maintain at least one paying agent located outside the United States for bearer debt securities until two years after the principal of the bearer debt securities becomes due and payable. Thereafter, we will maintain a paying agent outside the United States, if necessary to comply with United States tax law or regulations. (section 2.04) Notwithstanding the above, if payment at all offices or agencies outside the United States of the full amount in U.S. dollars of bearer debt securities denominated and payable in U.S. dollars is illegal or effectively precluded by exchange controls or other similar restrictions, then we may make payments on those bearer debt securities if, but only if, payment in the United States would not cause those bearer debt securities to be treated as a "registration-required obligation" under United States law and regulations. (section 2.05)

      Payments of unclaimed moneys

      Moneys that we have deposited with the trustee or a paying agent for the payment of principal of or premium and interest on any debt security or coupon and that remain unclaimed will be paid by the trustee to an appropriate state authority pursuant to the applicable abandoned property law. In that event, the holder of that debt security or coupon will be able to look only to that state authority for payment of these moneys. (section 8.03)

      Paying agent

      First Union National Bank will be designated as our paying agent, unless the prospectus supplement states otherwise. The office of First Union National Bank in the Borough of Manhattan in New York City will be our office or agency where (1) debt securities that are issuable solely as registered debt securities and (2) debt securities, subject to the limitations described above in the case of bearer debt securities, that are issuable solely as bearer debt securities or as both registered debt securities and bearer debt securities may be presented or surrendered for payment. We will name any paying agents outside the United States and any other paying agents in the United States in the prospectus supplement. (section 2.04)

      At any time, we may appoint additional paying agents or terminate the appointment of any paying agent, subject to the limitations described in the Indenture. (section 2.04)

Exchange, registration and transfer

      Exchange

      Holders of debt securities may present their securities for exchange under the following conditions.

      o Holders of registered debt securities of any series may exchange their securities for an equal principal amount of other registered debt securities of different authorized denominations of the same series and with the same date of maturity.

      o Holders of bearer debt securities of a series that are issuable as both registered debt securities and bearer debt securities may exchange the bearer debt securities of that series, with all unmatured coupons and all matured coupons in default, for an equal principal amount of registered debt securities or bearer debt securities of the same series of any authorized denominations and with the same date of maturity.

      Holders of bearer debt securities may not exchange them for registered debt securities, unless the applicable prospectus supplement describes that they may do so and applicable rules and regulations permit that exchange.

      Notwithstanding the above, we will not be required to exchange any debt securities if, as a result of the exchange, we would suffer adverse consequences under any United States law or regulation. (section 2.08)

      Registration and transfer

      Holders of registered debt securities, other than book-entry debt securities which are discussed below, may present their securities for registration of transfer with the form of transfer endorsed thereon duly executed at the office of one or more security registrars designated by us. (section 2.04) First Union National Bank will be the initial security registrar under the Indenture. First Union National Bank will initially be designated as our office or agency in the Borough of Manhattan, New York City where holders of debt securities may present their debt securities for registration of transfer or exchange. First Union National Bank currently has offices at 40 Broad Street, 5th Floor, Suite 550, New York, NY 10004.

      At any time, we may appoint, or terminate the appointment of, one or more security registrars or additional transfer agents.

      If we redeem in part any series of debt securities, we will not be required to issue, register the transfer of or exchange debt securities under the following conditions.

      o We will not be required to issue, register the transfer of or exchange any debt securities during a period of 15 days before any selection of those debt securities to be redeemed.

      o We will not be required to register the transfer of or exchange any debt securities selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

      o We will not be required to register the transfer of or exchange debt securities of any holder who has exercised an option to require the redemption of those debt securities prior to their stated maturity date.

(section 2.08) For a description of restrictions on the exchange, registration and transfer of global debt securities, see "Global securities".

Global securities

      We may issue debt securities of a series in whole or in part as one or more global debt securities in the following two kinds of forms:

      o     in either registered or bearer form; and

      o     in either temporary or definitive form.

      We summarize each of these forms below as well as the depositary arrangements that we anticipate will apply to them.

      Depositary arrangements

      The trustee will deposit the global debt securities of a series with, or on behalf of, a depositary located in the United States (a "U.S. Depositary") or a common depositary located outside the United States (a "Common Depositary") for the benefit of the Euro-clear System or CEDEL BANK, S.A. for credit to the respective accounts of the beneficial owners of interests in these debt securities. All temporary or definitive global debt securities in bearer form will be deposited with a Common Depositary.

      The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of ourselves, the trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests. We anticipate that the following provisions will apply to all depositary arrangements with a U.S. Depositary or a Common Depositary.

      Temporary global securities

      If the prospectus supplement so specifies, all or any portion of the debt securities of a series that are issuable as bearer debt securities initially will be represented by one or more temporary global debt securities, without interest coupons. These bearer debt securities in temporary form will be deposited with a Common Depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of Euro-clear, and CEDEL for credit to the respective accounts of the beneficial owners of these debt securities or to other accounts as they may direct. On and after the date set for the exchange of these temporary securities, each temporary global debt security will be exchangeable for definitive debt securities in any of the following three forms:

      o     in bearer form;

      o     in registered form;

      o     in definitive global bearer form; or

      o     any combination of the above.

      Bearer debt securities, including debt securities in definitive global bearer form, which are to be delivered in exchange for a portion of temporary global debt securities, will not be mailed or otherwise delivered to any location in the United States in connection with that exchange.

      Unless the prospectus supplement states otherwise, we will pay interest on that portion of temporary global debt securities that is due before the issuance of definitive debt securities to Euro-clear or CEDEL for that portion of the temporary global debt securities held for its account. As a condition of making that payment, we will require that Euro-clear or CEDEL deliver to the trustee a certificate signed by Euro-clear or CEDEL dated no earlier than that interest payment date. The certificate must be based on statements provided to it by its account holders who are beneficial owners of interests in those temporary global debt securities. The certificate must state either of the following:

      o that portion (1) is not beneficially owned by a U.S. person and (2) has not been acquired by or on behalf of a U.S. person or for offer to resell or for resale to a U.S. person or any person inside the United States; for the purposes of the certificate, a "U.S. person" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source; or

      o if a beneficial interest in that portion has been acquired by a U.S. person, (1) that that person is a financial institution, as defined in the U.S. Treasury Regulations promulgated under the Internal Revenue Code, purchasing for its own account or has acquired the debt security through a financial institution and (2) that these debt securities are held by a financial institution that has agreed in writing to comply with the requirements of Section 165(j)(3)(A),
            (B) or (C) of the Internal Revenue Code and the U.S. Treasury Regulations and that it did not purchase for offer to resell or for resale inside the United States.

      Euro-clear or CEDEL will credit the interest it receives regarding these temporary global debt securities to the accounts of their beneficial owners or to other accounts as these beneficial owners may direct.

      Definitive global securities

      Bearer debt securities. If any debt securities of a series are issuable in definitive global bearer form, the prospectus supplement will describe the circumstances under which beneficial owners of interests in any of these definitive global bearer debt securities may exchange these interests for debt securities of that series and of like term and principal amount in any authorized form and denomination. Bearer debt securities delivered in exchange for a portion of definitive global debt securities will not be mailed or otherwise delivered to any location in the United States in connection with that exchange. We will pay principal of and premium and interest on definitive global bearer debt securities in the manner described in the prospectus supplement.

      Book-entry debt securities. If debt securities of a series are to be represented by a definitive global registered debt security to be deposited with or on behalf of a U.S. Depositary, then these debt securities, which we refer to as "book-entry debt securities", will be represented by definitive global debt securities registered in the name of the U.S. Depositary or its nominee. Book-entry debt securities are subject to the following procedures and rules:

      o Following the issuance of definitive global debt securities registered in the name of the U.S. Depositary, the U.S. Depositary will credit, on its book-entry registration and transfer system, the principal amounts of the book-entry debt securities represented by those global debt securities to the accounts of institutions that have accounts with that depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents for the sale of these book-entry debt securities or by us, if we sell debt securities directly.

      o Ownership of book-entry debt securities will be limited to participants or persons that may hold interests through participants. Ownership of book-entry debt securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the U.S. Depositary or its nominee for the applicable definitive global debt securities or by participants or persons that hold through participants. So long as the U.S. Depositary, or its nominee, is the registered owner of those global debt securities, that depositary or its nominee will be considered the sole owner or holder of the book-entry debt securities represented by those global debt securities for all purposes under the Indenture.

      o We will pay principal, premium and interest on book-entry debt securities to the U.S. Depositary or its nominee as the registered owner or the holder of the global debt securities representing those book-entry debt securities.

      o Owners of book-entry debt securities will not be entitled to have those debt securities registered in their names in the security register, will not receive or be entitled to receive physical delivery of those debt securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

      We expect that the U.S. Depositary for a series of book-entry debt securities, following the receipt of any payment of principal of or premium or interest on the related definitive global debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of those global debt securities as shown on the records of the U.S. Depositary. We also expect that standing instructions and customary practices will govern the payments by participants to owners of beneficial interests in any global debt securities held through these participants and that these payments will be the responsibility of these participants. These procedures are currently in practice with securities held for the accounts of customers in bearer form or registered in "street name".

      Some jurisdictions require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws impair the ability to purchase or transfer book-entry debt securities.

Defeasance

      If we deposit with the trustee money or U.S. government obligations that will be sufficient to pay the principal of and interest on the debt securities of any series when due, then all our obligations under the Indenture, except for certain obligations to register the transfer or exchange of the debt securities and related coupons, hold moneys for payment of these debt securities and coupons in trust and provide indemnification to the trustee for administering the Indenture, will terminate as to the debt securities of that series. (Section 8.01)

      That deposit may be treated as a taxable exchange of the debt securities of that series for obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, holders of the debt securities of that series would recognize gain or loss as if they had exchanged their debt securities for obligations of the trust or cash or securities held in the trust. You should consult your own tax adviser as to the specific consequences of that deposit.

Events of Default, notice and waiver

      Events of Default

      An "Event of Default" regarding any series of debt securities is any one of the following events:

      o default for 90 days in the payment of any interest installment when due and payable;

      o default in the payment of principal or premium when due at its stated maturity, when called for redemption or otherwise;

      o default in the performance of any covenant in the debt securities, in the Indenture or any supplemental indenture for 90 days after notice to us by the trustee or by holders of 25% in principal amount of the outstanding debt securities of that series; and

      o certain events of bankruptcy, insolvency and reorganization with respect to us.

      A default regarding a single series of debt securities will not necessarily constitute a default regarding any other series.

      If an Event for Default for any series of debt securities occurs and is continuing, either the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series may declare the principal of all the debt securities of that series, together with any accrued interest on the debt securities, to be immediately due and payable by notice in writing to us. If the holders of debt securities give notice of that declaration of acceleration to us, then they must also give notice to the trustee.

      The holders of a majority in principal amount of the outstanding debt securities may rescind a declaration of acceleration if:

      o     the rescission would not conflict with any judgment or decree; and

      o all Events of Default, besides the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived.

(section 6.02)

      We are required to file every year with the trustee an officer's certificate stating whether any default exists and specifying any default that exists. (section 4.03)

      Notices

      The trustee is required to give notice to holders of a series of debt securities of a default, which remains uncured or has not been waived, that is known to the trustee within 90 days after the default has occurred. Except in the event of a default in payment on debt securities, the trustee may withhold this notice, if and only for so long as it determines in good faith that the withholding of the notice is in the interests of the holders of that series of debt securities. The trustee may not withhold the notice in the case of default in the payment of principal of and premium or interest on any of the debt securities. (section 7.05)

      Some rights of the trustee

      The holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or other power conferred on the trustee. The trustee may decline to follow that direction, however, if it either would involve the trustee in personal liability or would be unduly prejudicial to holders of the debt securities of that series that do not join in that direction. (section 6.05) During a default, the trustee is required to exercise the standard of care and skill that a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The trustee is not obligated, however, to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities unless those holders have offered to the trustee reasonable security or indemnity. (section 7.01)

      Waiver

      In certain cases, the holders of a majority in principal amount of the outstanding series of debt securities may, on behalf of the holders of all debt securities of that series, waive any past default or Event of Default regarding that series or compliance with certain provisions of the Indenture. A default in the payment of the principal of and premium or interest on any debt securities of that series which has not been cured until that time, however, may not be waived. (section 6.04)

Modification of the Indenture

      Modification not requiring consent of holders

      Without the consent of any holders of debt securities, we and the trustee may modify the Indenture, among other things, to:

      o cure any ambiguity or inconsistency in the Indenture or in the debt securities;

      o comply with the Indenture provisions regarding a merger or consolidation involving us;

      o provide for uncertificated debt securities in addition to or in place of certificated debt securities;

      o make any change that does not adversely affect the rights of any holder of debt securities; or

      o issue and establish the form and terms of any series of debt securities as provided in the Indenture.

(section 9.01)

      Modification requiring consent of holders

      With the consent of the holders of at least a majority in principal amount of the outstanding series of the debt securities that would be affected by a modification of the Indenture, the Indenture permits us and the trustee to modify the Indenture or the rights of the holders of the debt securities. However, without the consent of each holder of all of the outstanding debt securities affected by that modification, we may not:

      o reduce the principal amount of the outstanding debt securities of any series required to amend the Indenture or waive compliance with the Indenture;

      o change the rate of or change the time for payment of interest on any debt security;

      o change the principal of or change the fixed maturity of any debt security;

      o make any debt security payable in money other than that stated in the debt security; or

      o modify any of the provisions listed above, the provisions for waiver of default and the provisions preserving the rights of holders to receive payment of principal, premium and interest.

(section 9.02)

Governing law

      The laws of the State of New Jersey govern the Indenture and will govern the debt securities and the coupons. (section 10.08)

Information concerning the trustee

      We may from time to time maintain lines of credit and have other customary banking relationships with First Union National Bank or with any of its affiliates. First Union National Bank also serves as the trustee under indentures relating to our Ten Year 7-1/4% Debentures, due June 1, 2002; Ten Year 5-7/8% Debentures, due February 1, 2004; Forty Year 6-5/8% Debentures, due April 1, 2008; Forty Year 7-3/8% Debentures, due June 1, 2012; Thirty Year 8% Debentures, due June 1, 2022; Thirty Year 7-1/4% Debentures, due March 1, 2023; and Thirty-One Year 6.80% Debentures, due June 15, 2024.

                           LIMITATIONS ON ISSUANCE OF
                             BEARER DEBT SECURITIES

      Bearer debt securities are subject to the following limitations:

      o Bearer debt securities may not be offered or sold during the "restricted period", as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), within the United States or its possessions or to U.S. persons other than to (a) an office located outside the United States and its possessions of a U.S. financial institution, as defined in Section 1.165-12(c)(1)(v) of the U.S. Treasury Regulations, that purchases for its own account or for resale or for the account of certain customers and provides a certificate stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the U.S. Treasury Regulations or (b) certain other persons described in
            Section 1.163-5(c)(2)(i)(D)(1)(iii)(B) of the U.S. Treasury Regulations.

      o Bearer debt securities may not be delivered in connection with their sale during the restricted period within the United States or its possessions.

      o Any distributor, as defined in Section 1.163-5(c)(2)(i)(D)(4) of the U.S. Treasury Regulations, participating in the offering or sale of bearer debt securities must agree that (1) it will not offer or sell during the restricted period any bearer debt securities within the United States or its possessions or to United States persons other than those described above, (2) it will not deliver in connection with the sale of bearer debt securities during the restricted period any bearer debt securities within the United States or its possessions and (3) it has in effect procedures reasonably designed to ensure that its employees and agents who are directly engaged in selling bearer debt securities are aware of the restrictions on the offers and sales described above.

      o Bearer debt securities, other than a bearer debt security in temporary global form, may not be delivered, nor may interest be paid on any bearer debt securities until delivery to the trustee of the certificate signed by either Euro-clear or CEDEL, which is described above under "Global securities--Temporary global securities".

      o     Bearer debt securities will bear a legend to the following effect:
            "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code".

                        CERTAIN U.S. FEDERAL INCOME TAX
                        CONSEQUENCES TO NON-U.S. PERSONS

      The following is a summary of certain U.S. federal income tax considerations for beneficial owners of the debt securities that are "non-U.S. persons" under the Internal Revenue Code. Under the Internal Revenue Code, a "non-U.S. person" means a person that is not any of the following:

      o     a citizen or resident of the United States;

      o a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof;

      o an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

      o a trust which is subject to the supervision of a court within the United States and the control of one or more U.S. persons.

      This summary is based on current law which is subject to change, perhaps retroactively, is for general purposes only and should not be considered tax advice. This summary does not represent a detailed description of the federal income tax consequences to you in light of your particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are a "controlled foreign corporation", "passive foreign investment company" or "foreign personal holding company". We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

      You should consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the ownership of the debt securities, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

U.S. federal withholding tax

      The 30% U.S. federal withholding tax will not apply to any payment of principal or interest, including original issue discount, on a particular series of debt securities provided that:

      o you do not actually, or constructively, own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Internal Revenue Code and the U.S. Treasury Regulations;

      o you are not a controlled foreign corporation that is related to us through stock ownership;

      o you are not a bank whose receipt of interest on the debt securities is described in the Internal Revenue Code; and

      o if the debt securities are issued as registered debt securities, either (1) you provide your name and address on an IRS Form W-8, and certify, under penalty of perjury, that you are not a U.S. person or
            (2) a financial institution holding the debt securities on your behalf certifies, under penalty of perjury, that it has received an IRS Form W-8 from the beneficial owner and provides us with a copy.

      If you cannot satisfy the requirements described above, payments of premium, and interest, including original issue discount, made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form 1001 or successor form claiming an exemption from withholding under the benefit of a tax treaty or (2) IRS Form 4224 or successor form stating that interest paid on the debt security is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

      The 30% U.S. federal withholding tax will not apply to any gain or income that you realize on the sale, exchange, retirement or other disposition of the debt security.

U.S. federal estate tax

      Your estate will not be subject to U.S. federal estate tax on debt securities of a series beneficially owned by you at the time of your death, provided that (1) you do not own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Internal Revenue Code and the U.S. Treasury Regulations and (2) interest on that debt security would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

U.S. federal income tax

      If you are engaged in a trade or business in the United States and interest on the debt securities is effectively connected with the conduct of that trade or business, although exempt from the 30% withholding tax, you will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if you were a U.S. person as defined under the Internal Revenue Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% or lower applicable treaty rate, of your earnings and profits for the taxable year, subject to adjustments that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest on debt securities will be included in earnings and profits.

      Any gain or income realized on the
disposition of a debt security generally will not be subject to U.S. federal income tax unless (1) that gain or income is effectively connected with the conduct of a trade or business in the United States by you, or (2) you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Information reporting and backup withholding

      In general, you will not be required to provide information reporting and backup withholding regarding payments that we make to you provided that we do not have actual knowledge that you are a U.S. person and, in the case of a holder of a registered debt security, we have received from you the statement described above under "U.S. federal withholding tax".

      In addition, you will not be required to pay backup withholding and provide information reporting regarding the proceeds of the sale of a debt security within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that you are a U.S. person, as defined under the Internal Revenue Code, or you otherwise establish an exemption.

      U.S. Treasury Regulations were recently issued that generally modify the information reporting and backup withholding rules applicable to certain payments made after December 31, 1999. In general, the new U.S. Treasury Regulations would not significantly alter the present rules discussed above, except in certain special situations.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

      We may sell the debt securities in any of three ways:

      o     through underwriters;

      o     through agents; or

      o directly to a limited number of institutional purchasers or to a single purchaser.

      The prospectus supplement for each series of debt securities will describe that offering, including:

      o     the name or names of any underwriters;

      o     the purchase price and the proceeds to us from that sale;

      o any underwriting discounts and other items constituting underwriters' compensation;

      o any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

      o any securities exchanges on which the debt securities of that series may be listed.

Underwriters

      If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase debt securities will be subject to certain conditions. The underwriters will be obligated to purchase all the debt securities of a series if any are purchased.

      The debt securities will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of debt securities for whom they may act as agent. Underwriters may also sell debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      We may authorize underwriters to solicit offers by certain types of institutions to purchase debt securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell debt securities pursuant to these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Agents

      We may also sell debt securities through agents designated by us from time to time. We will name any agents involved in the offer or sale of the debt securities and will list commissions payable by us to these agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the prospectus supplement.

Direct sales

      We may sell debt securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of debt securities.

Remarketing transactions

      We may also sell debt securities that we have purchased, redeemed or repaid through one or more remarketing firms acting as principals for their own accounts or as our agents. The applicable prospectus supplement will identify any remarketing firms and describe the terms of our agreement with them and their compensation. Remarketing firms may be deemed to be underwriters of the debt securities under the Securities Act of 1933.

Indemnification

      We may indemnify underwriters, dealers or agents who participate in the distribution of debt securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No assurance of liquidity

      Each series of debt securities will be a new issue of securities with no established trading market. Any underwriters that purchase debt securities from us may make a market in these debt securities. The underwriters will not be obligated, however, to make a market in the debt securities and may discontinue market-making at any time without notice to holders of the debt securities. We cannot assure you that there will be liquidity in the trading market for any debt securities of any series.

                                     EXPERTS

      The financial statements and financial statement schedule incorporated in this prospectus and in the registration statements by reference to the Annual Report on Form 10-K of Bell Atlantic-New Jersey, Inc. for the year ended December 31, 1998 have been so incorporated in reliance on the report (which contains an explanatory paragraph stating that, in 1996, Bell Atlantic-New Jersey, Inc. changed its method of accounting for directory publishing revenues and expenses) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.

                                 LEGAL OPINIONS

      Barry S. Abrams, Esq., our Vice President and General Counsel, has issued an opinion regarding the legality of the debt securities. As of March 17, 1999, Mr. Abrams owned beneficially 18,949 shares and 127,682 options to purchase shares of the common stock of Bell Atlantic Parent and had approximately 1,695 shares credited to his account under the Bell Atlantic Savings Plan for Salaried Employees. Simpson Thacher & Bartlett will rely on the opinion of Mr. Abrams as to matters of New Jersey law. Simpson Thacher & Bartlett acts as counsel in certain matters for Bell Atlantic Parent and certain of its subsidiaries.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Filing Fee...................... $ 83,400
Rating Agency Fees.................................................   90,000*
Fees and Expenses of Trustee, Registrar and Paying Agent...........   20,000*
Printing and Distributing Prospectus...............................   35,000*
Accountants' Fees and Expenses.....................................   30,000*
Legal and Blue Sky Fees and Expenses...............................   20,000*
Miscellaneous Expenses.............................................   11,600*
                                                                    --------
  Total............................................................ $290,000*
                                                                    ========

---------------
*Estimated



Item 15.  Indemnification of Directors and Officers.

      The registrant's By-Laws provide that a director or officer of the registrant shall be indemnified by the registrant against reasonable costs, expenses (exclusive of any amount paid to the registrant in settlement) and counsel fees paid or incurred by him or her in connection with any action, suit or proceeding to which he or she may be made a party by reason of the fact that he or she was such director or officer, provided that (i) such action, suit or proceeding shall be prosecuted against such director or officer to final determination and it shall not be finally adjudged that he had been derelict in the performance of his or her duties as such director or officer, or (ii) such action is settled or otherwise terminated against such officer or director without a final determination on the merits and the registrant's Board of Directors determines that such director or officer had not been derelict in any substantial way in the performance of his or her duties as such director or officer.

    The registrant's By-Laws by their terms do not limit or restrict the power of the registrant, at its option, to take any other action with respect to the indemnification or reimbursement of directors and officers that is consistent with applicable New Jersey law. In this regard, the New Jersey Business Corporation Act (the "BCA") provides, among other things, that, in certain circumstances not involving proceedings by or in the right of the registrant, an officer or director may be indemnified against not only reasonable costs, disbursements and counsel fees but also amounts paid or incurred in satisfaction of settlements, judgements, fines and penalties. The BCA further provides that the indemnification provisions thereof are not exclusive of any other rights to which an officer or director may be entitled under a charter, by-law, agreement, vote of shareholders or otherwise, including the right to be indemnified against both expenses and liabilities in proceedings by or in the right of the registrant. The BCA expressly prohibits, however, any indemnification, whether pursuant to its provisions or otherwise, in cases in which the director or officer breached his or her duty of loyalty to the corporation or its shareholders, did not act in good faith or knowingly violated the law, or received an improper personal benefit. Special court approval of indemnification may also be required in some cases.

    As permitted by New Jersey law, the Certificate of Incorporation of the registrant provides in pertinent part that, to the fullest extent permitted by the BCA, no director or officer of the registrant shall be personally liable to the registrant or its shareholders for damages for breach of any duty owed to the Company or its shareholders as a director or officer. The BCA currently permits such limitation of liability for directors and officers of the registrant except with respect to any breach based upon an act or omission (i) in breach of such person's duty of loyalty to the registrant or its shareholders, (ii) not in good faith or in knowing violation of law or (iii) resulting in receipt by such persons of an improper personal benefit. An act or omission in breach of a person's duty of loyalty is defined under the BCA as any act or omission which such person knows or believes to be contrary to the best interests of the registrant or its shareholders in connection with a matter in which such person has a material conflict of interest.

    The directors and officers of the registrant are insured against certain liabilities, including certain liabilities arising under the Securities act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by the registrant.

      Any underwriters, dealers or agents referred to in the prospectus contained in this registration statement will agree to indemnify the registrant's directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933 from information furnished to the registrant by or on behalf of any such indemnifying party.


Item 16.  Exhibits.

        1           Form of Underwriting Agreement.
        4           Indenture, dated as of December 22, 1993, between the
                    registrant and First Union National Bank, as successor
                    trustee. The form or forms of debt security with respect to each particular series of debt securities registered
                    hereunder will be filed as an exhibit to a Current Report on
                    Form 8-K and shall be deemed to be incorporated herein by
                    reference.
        5           Opinion of Barry S. Abrams, Esq. as to the legality of the debt securities to be issued.
        12          Computation of Ratios of Earnings to Fixed Charges.
       23-a         Consent of PricewaterhouseCoopers LLP, Independent Accountants.
       23-b         Consent of Barry S. Abrams, Esq. (contained in his Opinion filed as Exhibit 5 hereto).
        24          Powers of Attorney.
        25          Statement of Eligibility of First Union National Bank, successor trustee, on Form T-1.


Item 17.  Undertakings.

    The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the debt securities, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the debt securities offered herein, and the offering of such debt securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the debt securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the debt securities offered herein, and the offering of such debt securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) To use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act of 1933, and relating to the securities, if any offered at competitive bidding, as contained in this registration statement, together with any supplements thereto.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the debt securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, New Jersey on the 20th day of May, 1999.



                                               BELL ATLANTIC -- NEW JERSEY, INC.



                                               By:      /s/EDWIN F. HALL
                                                  ------------------------------
                                                          Edwin F. Hall
                                                     Chief Financial Officer



      Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.




     Signature                        Title                            Date
     ---------                        -----                            ----

         *                Director                                 May 20, 1999
---------------------
  Barry S. Abrams

         *                President and Chief Executive Officer    May 20, 1999
---------------------     (principal executive officer)
 William M. Freeman       and Director

         *                Chief Financial Officer (principal       May 20, 1999
---------------------     financial officer and principal
    Edwin F. Hall         accounting officer)

         *                Director                                 May 20, 1999
---------------------
Joseph M. Milanowycz


*By: /s/ EDWIN F. HALL
    -------------------------------
    Edwin F. Hall
    (as attorney-in-fact and on
    his own behalf as
    principal financial officer and
    principal accounting officer)